Cardiff Oncology Announces the Appointment of Two New Independent Members to its Board of Directors
•Mani Mohindru, Ph.D., Chief Executive Officer of Novasenta, an early-stage biopharmaceutical company, has deep expertise in all phases of drug development, finance, strategy and investor relations
•Renee P. Tannenbaum, Pharm. D., Vice President of Global Partnering at Halozyme, Inc., has extensive experience leading business development and company alliances, commercialization of pipeline drug candidates, and global commercial operations
SAN DIEGO (June 10, 2021) – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company developing onvansertib to treat cancers with the greatest medical needs for new treatment options, including KRAS-mutated colorectal cancer, pancreatic cancer and castrate-resistant prostate cancer, today announced the appointments of Mani Mohindru, Ph.D., and Renee P. Tannenbaum, Pharm.D., as independent members of the Company’s Board of Directors. Drs. Mohindru and Tannenbaum are filling the seats of outgoing directors Thomas Adams, Ph.D., and Gary Jacob, Ph.D., on the Company’s Board.
“We are thrilled to welcome Mani and Renee to our Board of Directors at this exciting and important phase of evolution for Cardiff Oncology,” said Mark Erlander, Ph.D., board member and chief executive officer of Cardiff Oncology. “The addition of Mani and Renee is part of an ongoing strategic effort to add relevant leadership experience to our board of directors to support and fulfill the Company’s focus on driving future growth, enhancing its corporate governance, and creating additional shareholder value. In her current and prior roles as CEO, chief financial officer and chief strategy officer, Mani has successfully navigated the opportunities and challenges of biotech drug development, financing and investor relations. Renee’s expertise in business development and establishing successful strategic partnerships will be invaluable as we continue advancing the development of onvansertib and path toward registration. We are eager to begin working with Mani and Renee and we look forward to benefiting from their insights and counsel. We also extend our sincere thanks to Drs. Adams and Jacobs for their leadership and contributions, which have helped position the Company for continued success.”
Dr. Mohindru added, “Joining Cardiff Oncology’s Board at this time is a truly exciting opportunity. The Company’s strong balance sheet and investor base along with onvansertib’s rapidly advancing clinical programs, positions it well for sustained success. I look forward to contributing to the strategic evolution of onvansertib’s clinical development to address the unmet medical needs across various cancer indications.”
Dr. Tannenbaum commented, “It is an honor to join Cardiff Oncology’s Board. I look forward to working with the Company to advance its drug development programs and pursue collaborative partnerships and business development opportunities.”
Appointee Bios

Mani Mohindru, Ph.D., is currently the Chief Executive Officer of Novasenta, an early-stage biotechnology company, and a Director on the Board of CytomX, Inc. (Nasdaq: CTMX), a clinical-stage biopharmaceutical company. She previously worked in executive roles at several additional biotechnology companies, having served as Chief Executive Officer of CereXis, Inc., Chief Financial Officer and Chief Strategy Officer of Cara Therapeutics, Inc. (Nasdaq: CARA), and Chief Strategy Officer at Curis, Inc (Nasdaq: CRIS). Prior to her leadership roles in the biotechnology industry, Dr. Mohindru spent several years as an equity research analyst covering the biotechnology sector at UBS, Credit Suisse and ThinkEquity. She also co-founded a privately held biotechnology company and was a healthcare industry consultant. She was also a member of the Board of Directors of SAB Biotherapeutics, a clinical-stage private biopharmaceutical company.

On the non-profit side, Dr. Mohindru is a member of the Executive Advisory Board of the Chemistry of Life Processes Institute of Northwestern University and a member of the Scientific Investment Advisory Committee of the Gates Center of Regenerative Medicine at the University of Colorado. Dr. Mohindru received her Ph.D. in Neurosciences from Northwestern University and her master’s in biotechnology and BS in Human Biology (Hons) from the All-India Institute of Medical Sciences, India.
Renee P. Tannenbaum, Pharm. D., currently serves as vice president of global partnering at Halozyme, Inc., where she is responsible for leading business development activities and the company’s alliances through partnerships and collaborations. She previously served as the head of global customer excellence at AbbVie, where she was responsible for building commercial capabilities for the organization. Prior to her time at AbbVie, Dr. Tannenbaum served as president of Myrtle Potter & Company, LLC, a global life-sciences consulting and advisory firm, and executive vice president and chief commercial officer at Elan Pharmaceuticals, Inc. During her time at Elan, Dr. Tannenbaum was responsible for revenue generation from Elan’s marketed products, preparing for the commercialization of pipeline candidates, and strengthening the company’s overall commercial capabilities. Prior to her role at Elan, Dr. Tannenbaum spent three years leading the global commercial operations organization at Novartis Pharma AG, and nine and sixteen years at Bristol Myers Squibb and at Merck and Company, Inc., respectively, where she held a variety of leadership positions in operations and general management. She has extensive Board experience, as she is currently a director at Zogenix, Inc., and previously served as a director at Nordic Nanovector ASA, Cipher Pharmaceuticals, Inc., Sharps Compliance Inc., and Immune Pharmaceuticals, Inc.
In addition to her roles in industry, Dr. Tannenbaum retains a faculty position at the University of the Sciences’ Mayes College of Healthcare Business and Policy, where she serves as the Dean’s professor. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her MBA from Temple University, and her B.S. in Pharmacy from the University of Connecticut.
About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company with the singular mission of developing new treatment options for cancer patients in indications with the greatest medical need. Our goal is to overcome resistance, improve response to treatment and increase overall survival.  We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 (PLK1) inhibitor, in combination with standard-of-care chemotherapy and targeted therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to enable assessment of patient response to treatment. We have three clinical programs currently ongoing: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® (bevacizumab) in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castration-resistant prostate cancer (mCRPC); and a Phase 2 trial of onvansertib in combination with nanoliposomal irinotecan, leucovorin and fluorouracil for the second-line treatment of patients with metastatic pancreatic ductal adenocarcinoma (PDAC). A Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML) completed enrollment in 2020. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2020, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
Chief Operating Officer
858-952-7652
vkelemen@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications
315-879-8192
ajobe@lifescicomms.com

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